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                                                                   Exhibit 10.22

                               SEVERANCE AGREEMENT
                               -------------------

     THIS SEVERANCE AGREEMENT is made as of August 1, 2000 by and between Packaging Dynamics, L.L.C. (the "Company") and Mr. Jeremy S. Lawrence (the "Executive").

     The parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Position and Compensation. The Executive currently is serving as an
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executive officer of the Company and is receiving the following compensation
(the "Compensation") for his services: (a) a base salary (which amount may be increased as the Company may determine and such increased rate of base salary shall thereafter constitute the Executive's base salary for all purposes of this Agreement), (b) an annual performance bonus (in accordance with the Company's Executive Incentive Bonus Plan then in effect), and (c) participation in all of the Company's employee benefits plans, including retirement and pension plans, life insurance plans, health, dental and medical plans which are, from time to time, made available by the Company to its executive officers, subject to the terms of such plans.

     2.   Compensation Upon Termination. The Executive shall be entitled to the
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following Compensation from the Company upon termination of employment:

          (a)  Upon "Resignation" or Termination for "Cause". In the event of
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termination of the Executive's employment upon "Resignation" or termination for "Cause", the Executive shall be entitled to receive the Compensation specified in Section 1 through the date of termination plus any unpaid performance bonus for any prior fiscal year.

          (b)  Upon Termination "Without Cause" or for "Good Reason". In the
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event that the Executive's employment is terminated by the Company "Without
Cause" or by the Executive for "Good Reason", then the Executive shall be entitled to receive: (i) Compensation due the Executive through the date of termination (including, without limitation, any unpaid performance bonus for the prior fiscal year), and (ii) a lump sum payable on the date of termination equal to one times the Executive's base salary then in effect and (iii) the continuation of the benefits described in Section 1(c) for a period of one (1) year after the date of termination.

     3.   Definitions. For purposes of this Agreement, the terms "Cause",
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"Without Cause", "Resignation" and "Good Reason" shall have the meaning set forth in Exhibit A attached hereto.

     4.   No Mitigation. The Executive shall not be required to mitigate the
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amount of any payment provided for in this Agreement in connection with or following termination of employment by

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seeking other employment or otherwise, nor shall the amount of any Compensation provided for herein be reduced by any compensation earned by the Executive as the result of employment by another employer after termination of the Executive's employment hereunder.

     5.   Miscellaneous.
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          (a)  Successors; Binding Agreement. In the event of any merger,
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consolidation or transfer of assets, the provision of this Agreement shall bind and inure to the benefit of the surviving or resulting corporation, or the corporation to which such assets have been transferred, as the case may be. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The Company's failure to obtain such agreement prior to the effectiveness of any such succession shall entitle the Executive to terminate his employment hereunder for Good Reason.

          (b)  Attorney's Fees. All reasonable legal fees and costs incurred by
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the Executive in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be reimbursed by the Company promptly upon the Executive's incurrence thereof, unless the dispute or controversy is finally determined in favor of the Company.

          (c)  Governing Law. This Agreement shall be governed, construed,
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interpreted, and enforced in accordance with the substantive laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       PACKAGING DYNAMICS, L.L.C.


                                       By: /s/ Frank V. Tannura
                                          --------------------------------------


                                       _________________________________________
                                       Jeremy S. Lawrence

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                                    Exhibit A
                                       to

                               Severance Agreement
                               -------------------

          The term "Cause" shall mean and include (a) chronic alcoholism or drug addition, (b) deliberate misappropriation of any material amount of money or other assets or properties of the Company or any affiliate or successor thereof,
(c) except where the nonperformance is caused by the illness or other similar incapacity or disability of the Executive, gross and continuing neglect in the substantial performance of duties reasonably assigned to the Executive that is not corrected promptly upon receipt by the Executive of written notice delivered at the direction of the Company specifically identifying the manner in which it is alleged that the Executive has not substantially performed his duties, (d) any willful and material breach of any of the terms of this Agreement except where the breach is caused by the illness or other similar incapacity or disability of the Executive, (e) conviction of a misdemeanor involving moral turpitude or conviction of a felony, (f) death of the Executive, or (g) a permanent disability that entitles the Executive to receive benefits under the applicable Company disability plan.

          The term "Without Cause" shall mean termination by the Company for any reason other than "Cause".

          The term "Good Reason" shall mean the continuation of any of the following (without the Executive's express prior written consent) after written notice provided by the Executive and the failure by the Company to remedy such event or condition within thirty (30) days after receipt of such notice:

          (a) A reduction in the Executive's base salary, as in effect pursuant to Section 1(a);

          (b) Failure by the Company to pay to the Executive any bonus which is payable pursuant to Section 1(b);

          (c) A failure by the Company to provide, on terms no less favorable to the Executive than the terms offered to other similar executives of the Company, any benefit or compensation plan (including any pension, profit sharing, life insurance, health, accidental death or dismemberment or disability plan), or any substantially similar benefit or compensation plan, which has been made available to such other similar executives; provided, however, that nothing in Section 1(c) shall be construed to mean that the Company shall be constrained from amending or eliminating any benefit or compensation plan as such is applied to the Executive and to other similar executives of the Company;

          (d) Failure by the Company to obtain, in accordance with Section 5(a), the written agreement of any successor in

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interest to the business of the Company to assume and perform the obligations of the Company under this Agreement; or

          (e)  Any other material breach of this Agreement by the Company.

          The term "Resignation" shall mean a termination by the Executive for any reason other than "Good Reason".